SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[_]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials




                    SEACOAST FINANCIAL SERVICES CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

________________________________________________________________________________
5)   Total fee paid:

________________________________________________________________________________
[_]  Fee paid previously with preliminary materials:

________________________________________________________________________________
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:

________________________________________________________________________________
     2)   Form, Schedule or Registration Statement No.:

________________________________________________________________________________
     3)   Filing Party:

________________________________________________________________________________
     4)   Date Filed:

________________________________________________________________________________

                                                          April 16, 2002



Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Seacoast Financial Services Corporation to be held on Thursday, May 16, 2002 at 10:00 a.m., local time, at the New Bedford Whaling Museum, 18 Johnny Cake Hill, New Bedford, Massachusetts.

     At the Annual Meeting, you will be asked to consider and vote upon the election of a class of five Directors. The Board of Directors has fixed the close of business on Monday, March 25, 2002 as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting.

     The officers and directors look forward to greeting you personally at the Annual Meeting. However, whether or not you plan to attend personally and regardless of the number of shares you own, it is important that your shares be represented.

     YOU ARE URGED TO SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED FOR YOUR CONVENIENCE.


                                      Sincerely,


                                      /s/KEVIN G. CHAMPAGNE
                                      ---------------------
                                      KEVIN G. CHAMPAGNE
                                      President and Chief Executive Officer



                 P.O. Box 2101, New Bedford, Massachusetts 02741
                                 1-800-322-9313
                            www.seacoastfinancial.com

                     SEACOAST FINANCIAL SERVICES CORPORATION
                                  P.O. Box 2101
                        New Bedford, Massachusetts 02741



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To be held on May 16, 2002


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Seacoast Financial Services Corporation, a Massachusetts bank holding company (the "Company"), will be held at the New Bedford Whaling Museum, 18 Johnny Cake Hill, New Bedford, Massachusetts, on Thursday, May 16, 2002, beginning at 10:00 a.m., local time, for the following purposes:

     1.   To elect a class of five Directors of the Company; and

     2. To transact such further business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     The Board of Directors recommends that you vote FOR the nominees for Director listed in the accompanying proxy statement.

     The Board of Directors has fixed the close of business on March 25, 2002 as the record date for determining the stockholders of the Company entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. Accordingly, only stockholders of record on such date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            J. Louis LeBlanc, Clerk



New Bedford, Massachusetts
April 16, 2002

                                    IMPORTANT

     Even though you may plan to attend the Annual Meeting in person, please complete, sign, and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

                     SEACOAST FINANCIAL SERVICES CORPORATION

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                      To be held on Thursday, May 16, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Seacoast Financial Services Corporation (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the New Bedford Whaling Museum, 18 Johnny Cake Hill, New Bedford, Massachusetts, on Thursday, May 16, 2002, beginning at 10:00 a.m., local time, and at any adjournments thereof.

     This Proxy Statement and the accompanying Notice and Proxy are first being mailed to stockholders of the Company on or about April 16, 2002 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on Monday, March 25, 2002 as the record date for the Annual Meeting (the "Record Date"). Only stockholders of record as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. On the Record Date, there were 24,238,886 shares of the Company's common stock, $.01 par value per share (the "Common Stock"), issued, outstanding and entitled to vote at the Annual Meeting and approximately 5,630 holders of record of Common Stock. The holders of the Common Stock on the Record Date will be entitled to one vote for each share held of record upon each matter properly submitted to the Annual Meeting or any adjournments thereof.

     The presence, in person or by proxy, of at least a majority in interest of all Common Stock issued, outstanding and entitled to vote is necessary to constitute a quorum for transaction of business at the Annual Meeting. The affirmative vote of the holders of a plurality of the Common Stock present and voting, in person or by proxy, is required to elect each of the nominees for Director. Any abstentions or broker nonvotes will count as "present" toward formation of a quorum for transaction of business at the Annual Meeting. Assuming the presence of a quorum, abstentions and broker nonvotes will have no effect on the outcome of the election of Directors. Votes will be tabulated by the Company's transfer agent, Registrar and Transfer Company.

     Stockholders of the Company are requested to complete, date, sign and promptly return the accompanying form of proxy in the enclosed envelope. Properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given in such proxies, they will be voted FOR the election of the five nominees for Director listed in this Proxy Statement.

     Any properly completed proxy may be revoked at any time before the commencement of voting on any matter at the Annual Meeting or any adjournment thereof by giving written notice of revocation to the Clerk of the Company (One Compass Place, New Bedford, Massachusetts 02741), or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

                ANNUAL REPORT TO STOCKHOLDERS; OTHER INFORMATION

     The Company's Annual Report to Stockholders for the fiscal year ended December 31, 2001 accompanies this Proxy Statement, but is not incorporated herein and is not to be deemed a part hereof.

     The Annual Report to Stockholders includes the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission (excluding exhibits). Additional copies of the Company's Annual Report on Form 10-K (excluding exhibits) are available without charge upon request. Such requests should be directed to Shareholder Relations, Seacoast Financial Services Corporation, P.O. Box 2101, New Bedford, Massachusetts 02741.

                                     GENERAL

     Seacoast Financial Services Corporation is the holding company for Compass Bank for Savings and Nantucket Bank (the "Banks").

                       PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors of the Company consists of 14 members and is divided into three classes, two of which have five members and one of which has four members. Directors serve for three-year terms with one class of Directors being elected by the Company's stockholders at each annual meeting.

     Pursuant to the Company's By-laws, the Board of Directors acted as a nominating committee for selecting nominees for election as Directors. The Board has nominated Kevin G. Champagne, Mary F. Hebditch, Philip W. Read, Carl Ribeiro and Gerald H. Silvia as Directors for a three-year term. Each of the nominees is currently serving as a Director of the Company.

     Unless authority is withheld, proxies in the accompanying form will be voted FOR the election of the five nominees, to hold office until the 2005 annual meeting of stockholders or special meeting in lieu thereof and until their respective successors are elected and qualified. If the proxy withholds authority to vote for one or more nominees for Director, the stockholder's instructions will be followed.

     The Company has no reason to believe that any of the nominees will not be able to serve. In the event that any nominee is unable to serve at the time of the election, the shares represented by the proxy will be voted for the other nominees and may be voted for a substitute for that nominee.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR LISTED IN THIS PROXY STATEMENT.

Information Regarding Nominees and Directors

     The following table sets forth certain information (as of April 11, 2002) regarding the current Directors and the nominees for Director of the Company:

                                                  Director      Term as Director
                   Name                 Age        Since*          Will Expire
                   ----                 ---        ------          -----------
   David P. Cameron                     76          1976              2003
** Kevin G. Champagne                   52          1993              2002
   Howard C. Dyer, Jr.                  73          1963              2003
** Mary F. Hebditch                     70          1998              2002
   Glen F. Johnson                      77          1972              2004
   Thornton P. Klaren, Jr.              66          1968              2003
   J. Louis LeBlanc                     62          1982              2004
   Frederic D. Legate                   60          1998              2004
   Reale J. Lemieux                     63          1998              2003
   A. William Munro                     68          1986              2004
** Philip W. Read                       65          2001              2002
** Carl Ribeiro                         55          1991              2002
   Joseph H. Silverstein                75          1980              2003
** Gerald H. Silvia                     67          1990              2002
_______________

* Includes (where applicable) service as trustee of Compass Bank prior to its reorganization into the mutual holding company form of organization (the "Reorganization") and as a trustee of the Company from the date of Reorganization until the conversion of the Company from a mutual to a stock holding company.

**   Nominees for Director.

     The principal occupation and business experience during at least the last five years for each Director and nominee is set forth below.

     David P. Cameron was President of Morse Cutting Tools in New Bedford, Massachusetts until his retirement in 1982.

     Kevin G. Champagne has served as President and Chief Executive Officer of the Company since its formation in 1994 and as President and Chief Executive Officer of Compass Bank since 1994. Prior to 1994, Mr. Champagne was Executive Vice President/Retail Banking of Compass Bank.

     Howard C. Dyer, Jr. was General Manager, New Bedford Storage Warehouse, New Bedford, Massachusetts, until his retirement in 1996.

     Mary F. Hebditch has been a self-employed public accountant and auditor in Sandwich, Massachusetts since 1983. Ms. Hebditch served as a director of Sandwich Co-operative Bank and Sandwich Bancorp, Inc. prior to the Company's acquisition of Sandwich Bancorp, Inc. Ms. Hebditch is a Certified Public Accountant.

     Glen F. Johnson was a General Manager, Goodyear Tire and Rubber, New Bedford, Massachusetts, until his retirement in 1985.

     Thornton P. Klaren, Jr. was a sales executive with Equi-Lube Inc. until his retirement in 1998.

     J. Louis LeBlanc is an attorney in private practice in New Bedford, Massachusetts.

     Frederic D. Legate has been retired since the Company acquired Sandwich Bancorp, Inc. in December 1998. Prior to his retirement, he served as President and Chief Executive Officer and as a director of Sandwich Co-operative Bank and of Sandwich Bancorp, Inc., positions he held since 1981 and 1997, respectively.

     Reale J. Lemieux has owned and operated Bay Beach, a bed and breakfast establishment in Sandwich, Massachusetts, since 1988. Mr. Lemieux served as a director of Sandwich Co-operative Bank and Sandwich Bancorp, Inc. prior to the Company's acquisition of Sandwich Bancorp, Inc.

     A. William Munro is President of Munro Distributing, Inc., Fall River, Massachusetts.

     Philip W. Read is President of Jared Coffin House, Inc., Nantucket, Massachusetts. Mr. Read serves as Chairman of the Board of Nantucket Bank.

     Carl  Ribeiro  is  President,   Luzo   Foodservice   Corp.,   New  Bedford,
Massachusetts.

     Joseph H.  Silverstein was the President of  Silverstein's  Family Store, a
retail  clothing  store  located  in  New  Bedford,  Massachusetts,   until  his
retirement in 1992.

     Gerald H. Silvia is the owner of Americana Group Travel, a travel agency located in Tiverton, Rhode Island.

Committees and Meetings of the Board of Directors

     For the year ended December 31, 2001, the Company's Board of Directors met 12 times. Each incumbent Director attended at least 75% of all meetings of the Company's Board and any committees thereof of which he or she was a member.

     The Board of Directors has an Executive Committee, an Audit Committee and a Compensation Committee, but does not have a nominating committee or another committee performing a similar function.

     The Executive Committee, of which Messrs. Champagne, Dyer, Johnson, LeBlanc, Legate, Munro and Silverstein are current members, is the primary operating committee of the Board of Directors and is vested with the authority of the Board in most matters, except those powers which by law may not be delegated. During 2001, the Executive Committee of the Company met 15 times.

     The Audit Committee, which is comprised of Messrs. Cameron, Klaren, Read, Ribeiro, Silvia and Ms. Hebditch, is responsible for recommending the selection of the Company's independent public accountants, overseeing the internal audit function, reviewing the scope of the annual audit of the Company's consolidated financial statements, reviewing the report of the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees, reviewing the adequacy of the Company's internal accounting controls, and aiding the Board in discharging its responsibility in financial reporting and related matters. Specific functions and responsibilities of the Audit Committee are set forth in the Committee's Charter, which is attached as Appendix A. During 2001, the Audit Committee of the Company met six times.

     The Compensation Committee, of which Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro are current members, reviews and establishes salaries and other compensation of certain officers and employees of the Company. During 2001, the Compensation Committee of the Company met seven times.

     The Board of Directors of the Company nominates candidates for election as Directors. In accordance with the Company's By-laws, the Board will consider nominees recommended by a stockholder of the Company, provided that the stockholder notifies the Clerk of the Company of the proposed nominee in writing, setting forth certain required information regarding the nominee. Such notification must be made in a timely manner, as set forth in the By-laws. To be timely, such notice must be received by the Company not less than 60 or more than 150 days prior to the scheduled date of the annual meeting of stockholders, or, if less than 70 days' notice or prior public disclosure of the date of the meeting is given or made, within 10 days of the date notice of the scheduled annual meeting was mailed or the day on which public disclosure of the date of the annual meeting was made. The Board, a designated committee thereof, or the presiding officer may reject any stockholder nomination that is not timely made or does not otherwise satisfy the requirements of the Company's By-laws in any material respect.

Compensation of Directors

     During the year ended December 31, 2001, Directors received $700 for each Board meeting that they attended. Directors who do not also serve on the Executive Committee also received an annual retainer of $6,500. Members of the Executive Committee received an annual retainer of $15,000 and $700 for each meeting that they attended during the year. Members of the Audit Committee, the Compensation Committee, the Compliance Committee, the CRA Committee, the Risk Management Committee and the Trust Committee received $500 for each meeting that they attended during the year. The Chairman of each of these committees additionally receives an annual retainer of $2,000.

     The most senior member of the Board of Directors of Compass Bank receives an annual retainer of $5,000 for duties performed in connection with his appointment as a non-operating Vice President of the Company. Mr. Champagne does not receive any fees for service on the Board of Directors of the Company or for service on any committees. Directors may participate in the Company's directors' deferred compensation plan pursuant to which directors may defer any compensation or fees earned from their position as a director of the Company.

                                                  MANAGEMENT

Executive Officers

     The names and ages of all executive officers of the Company and the principal occupation and business experience during at least the last five years for each are set forth below as of April 11, 2002.

     Kevin G. Champagne. See "Information Regarding Nominees and Directors" above.

     Arthur W. Short has served as Vice President of the Company since 1997. He also serves as Executive Vice President of Compass Bank, a position he has held since 1993, and as Chief Operating Officer of Compass Bank, a position he has held since 1997. Prior to 1997, Mr. Short served as Treasurer of the Company (since its formation in 1994) and as Treasurer and Chief Financial Officer of Compass Bank. Mr. Short is a Certified Public Accountant. He joined Compass Bank in 1981. Mr. Short is 61 years old.

     John D. Kelleher has served as Vice President of the Company since its formation in 1994 and as Executive Vice President of Compass Bank since 1993. He has headed Compass Bank's Lending Division since 1984. Mr. Kelleher joined Compass Bank's Management Training Program in 1971. Mr. Kelleher is 56 years old.

     Francis S. Mascianica, Jr. has served as Treasurer of the Company since 1997, as Executive Vice President of Compass Bank since December 2000 and as Treasurer and Chief Financial Officer of Compass Bank since 1997. He served as Senior Vice President of Compass Bank from 1997 through 2000. Mr. Mascianica joined Compass Bank in 1981. He is 54 years old.

     Friend S. Weiler has served as Vice President of the Company since 1999 and as Senior Vice President of Compass Bank since 1999. Prior to joining Compass Bank, Mr. Weiler served as Vice President - Commercial Lending for Fleet Bank of Massachusetts. Mr. Weiler is 56 years old.

     Carolyn A. Burnham has served as Vice President of the Company since its formation in 1994 and as Executive Vice President/Retail Banking of Compass Bank since December 2000. She served as Senior Vice President and head of the Retail Banking Division of Compass Bank from 1994 to 2000. Ms. Burnham has held various positions with Compass Bank since she joined Compass Bank in 1966. She is 53 years old.

     Robert J. Camara has served as Vice President of the Company and as Senior Vice President and Loan Servicing Manager of Compass Bank since 1997. He joined Compass Bank in 1987 as Assistant Vice President and Auditor and became Vice President and Loan Servicing Manager in 1990. Mr. Camara is a Certified Public Accountant. Mr. Camara is 45 years old.

     Bruce M. Lemieux has served as Vice President of the Company and as Senior Vice President and Senior Credit Officer of Compass Bank since January 2001. He joined Compass Bank in July 2000 as Vice President and Commercial Credit Manager. Prior to joining Compass Bank, Mr. Lemieux served as a program manager for the Federal Deposit Insurance Corporation. Mr. Lemieux is 54 years old.

     James R. Rice has served as Vice President of the Company and as Senior Vice President of Marketing of Compass Bank since December 1998. Prior to joining Compass Bank in 1997 as Vice President of Marketing, Mr. Rice served as a Senior Marketing Manager for BankBoston from 1995 to 1997 and as Vice
President of Marketing for Medford Savings Bank from 1988 to 1995. Mr. Rice is 40 years old.

     William D. Rigby of Compass Bank has served as Vice President of the Company since its formation in 1994, as Senior Vice President of Compass Bank since 1994 and as Manager of the Consumer Lending Department of Compass Bank since he joined Compass Bank in 1985. He is 54 years old.

     Carl W. Taber has served as Vice President of the Company since its formation in 1994, as Senior Vice President of Compass Bank since 1993 and as head of Mortgage Lending of Compass Bank since 1984. Mr. Taber joined Compass Bank's Management Training Program in 1975. He is 48 years old.

     All executive officers of the Company hold office until the first meeting of the Board of Directors following the annual meeting of stockholders or special meeting in lieu thereof and until their successors are chosen and qualified, unless a shorter term is specified in the vote appointing them. Officers may generally be removed from office by vote of a majority of the full Board of Directors.

Executive Compensation

     Summary   Compensation  Table.  The  following  table  sets  forth  certain information regarding compensation of the Chief Executive Officer and the Company's four most highly compensated officers other than the Chief Executive Officer who served as officers at the end of fiscal 2001 and whose annual compensation exceeded $100,000 for fiscal 2001.

                                          SUMMARY COMPENSATION TABLE

                                                                   Long-Term
                                                              Compensation Awards
                                                            -------------------------
                                                            Restricted  Securities
                                                               Stock    Underlying
                                                             Awards(3) Options/SARs
                                                             --------- ------------
         Name and          Fiscal    Annual Compensation
                                 ----------------------------                          All Other
    Principal Position      Year   Salary  Bonus(1) Other(2)                        Compensation(4)
    ------------------      ----   ------  -----------------                        ---------------
Kevin G. Champagne. . . .   2001 $350,012  $140,005                --          --        $107,520
   President and Chief      2000  331,762    99,529                --          --         107,037
   Executive Officer of     1999  311,201    99,529         $1,365,000    260,000          77,339
   the Company and Compass
   Bank

Arthur W. Short. . . . . .  2001  184,508    51,662                --          --         $20,241
   Vice President of the    2000  171,007    30,781                --          --          19,393
   Company; Executive Vice  1999  163,706    41,042           455,000      90,000          15,538
   President and Chief
   Operating Officer of
   Compass Bank

John D. Kelleher. . . . .   2001  156,156    34,477                --          --         $18,596
   Vice President of the    2000  151,155    27,208                --          --          19,379
   Company; Executive Vice  1999  148,154    36,277           455,000      90,000          13,886
   President/ Lending of
   Compass Bank

Francis S. Mascianica, Jr.  2001  139,584    40,480                --          --         $16,073
   Treasurer of the         2000  128,883    28,354                --          --          24,554
   Company; Executive Vice  1999  116,884    25,777           398,125      77,500          11,261
   President, Chief
   Financial Officer and
   Treasurer of Compass
   Bank

Carolyn A. Burnham. . . .   2001  132,548    37,113                --          --         $15,023
   Vice President of the    2000  121,848    26,807                --          --          15,896
   Company; Executive Vice  1999  115,848    26,807           398,125      77,500          11,165
   President/Retail
   Banking of Compass Bank

_______________

(1) Bonuses are reported for the year they were earned, even if paid in the subsequent year.

(2) Perquisites and other personal benefits paid to each officer included in the Summary Compensation Table in each instance aggregated less than 10% of the total annual salary and bonus set forth in the columns entitled "Salary" and "Bonus" for each officer, and accordingly, are omitted from the table in accordance with the rules of the SEC.

(3) At December 31, 2001, Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham each held an aggregate of 111,590, 35,700, 37,200, 32,600 and 32,550 shares of restricted stock with an aggregate value of $1,913,769, $612,255, $637,980, $559,090 and $558,233, respectively, based on the last sales price ($17.15) of Common Stock on December 31, 2001 as reported by the Nasdaq National Market. Shares of restricted stock vest in five equal installments beginning on June 18, 2000, based on continued employment with Compass Bank. Dividends declared by the Company are payable on all outstanding shares of restricted stock.

(4) For 2001, includes Compass Bank's matching and automatic contributions under its 401(k) plan of $7,364, $9,403, $9,111, $8,350 and $7,612 for
     Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham, respectively. Also includes premiums paid by Compass Bank for excess group term life insurance of $1,226, $3,444, $2,091, $996 and $945 for Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham. Also includes allocation of shares of Common Stock to employees under the Company's
     Employee Stock Ownership Plan (the "ESOP"). The dollar value of the Company's ESOP contributions in 2001 for Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham was $7,394, $7,394, $7,394, $6,727 and $6,466. For Mr. Champagne, includes $91,536 contributed to his account under Compass Bank's executive deferred compensation plan as a supplemental retirement benefit.


     Option Grants. No stock options were granted by the Company to the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 2001.

     Fiscal Year-End Option Table. The following table provides information regarding stock options held by the executive officers named in the Summary Compensation Table as of December 31, 2001. None of the executive officers named in the Summary Compensation Table exercised any options during the fiscal year ended December 31, 2001.

                                Number of Securities Underlying          Value of Unexercised
                                  Unexercised Options/SARs at           In-the-Money Options/
                                        Fiscal Year End               SARs at Fiscal Year-End(1)
                                ---------------------------------   -------------------------------

Name                             Exercisable     Unexercisable       Exercisable    Unexercisable
----                             -----------     -------------       -----------    -------------
Kevin G. Champagne                 104,000        156,000             $600,600        $900,900
Arthur W. Short                     36,000         54,000              207,900         311,850
John D. Kelleher                    36,000         54,000              207,900         311,850
Francis S. Mascianica, Jr.          31,000         46,500              179,025         268,538
Carolyn A. Burnham                  31,000         46,500              179,025         268,538
_______________

(1) Value is based on the last sales price of Common Stock on December 31, 2001 ($17.15) as reported by the Nasdaq National Market, less the option exercise price ($11.375). These values have not and may never be realized. Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of the sale of the shares.

Compensation Committee Report on Executive Compensation

     The Company's Compensation Committee consists of Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro. The Company's compensation policies are designed to pay executives an annual salary that is industry competitive and an annual bonus that is based on the performance of the Company (as compared to its annual business plan). The Committee reviews both components of compensation to ensure salaries remain competitive and bonuses reward performance.

     Salaries for executive officers are based on the duties and responsibilities of the position held by the executive compared with executive officers of other companies in the industry and were reviewed and established in December 2000 for 2001. In setting 2001 compensation levels, the Committee reviewed executive officer compensation data contained in the Arthur Andersen Salary Administration Study conducted on behalf of the Company in 2000, which included data from several banking compensation surveys. The Committee also reviewed executive officer compensation data contained in the Massachusetts Bankers Association 2000 Banking Compensation Report prepared by W. M. Sheehan & Company Inc. ("Sheehan Survey"), which included data from over 100 banks in the New England area. The Company's Chief Executive Officer prepared a performance review, including an assessment of prior-year performance for each executive officer, then communicated this information to the Compensation Committee. Based on this information and its performance review of the Chief Executive Officer, which is based on its assessment of the degree to which the Chief Executive Officer accomplished strategic and financial achievements, the Compensation Committee made recommendations to the Board of Directors, which establishes annual executive salaries for the next year.

     The Company has an Incentive Compensation Plan ("Bonus Plan") for certain officers of Compass Bank. Payments under the Bonus Plan are contingent on the Company meeting its strategic and operational objectives for the fiscal year. Bonuses may be awarded for the achievement of the Company's financial performance goals. Bonus awards are determined by a defined formula; factors considered in this formula include financial performance of the Company compared to a return-on-equity, earnings per share basis and net loan/deposit growth goals. The 2001 performance goals for the Company were a return-on-equity target of approximately 8.6% to 10.3%, an earnings per share target of $1.08 to $1.29, an efficiency ratio target of 53% to 57%, and net loan/deposit growth targets of $273 million to $353 million. Based on the extent to which the Company achieves those objectives, participants may receive from 0% to 40% of base salary depending on their Bonus Plan group. The Compensation Committee reviews both individual performance and Company goals annually; however, the Board of Directors has final authority with respect to all bonus awards.

     Equity-Based Compensation. The Compensation Committee believes that stock ownership by Directors and management and stock-based compensation arrangements are beneficial in aligning the Board's and management's interests with the interests of stockholders. In 1999, Directors and executive officers received stock options and restricted stock awards under the Company's 1999 Stock Incentive Plan.

     In determining initial awards under the Company's Stock Incentive Plan, the Committee reviewed reports provided by a Company consultant, which outlined allocations to directors and executive officers of more than twelve recently converted financial institutions. The Committee also reviewed summary proxy material from a select peer group of Northeast financial institutions with assets between $600 million and $2 billion.

     Chief Executive Officer Compensation. Mr. Champagne's salary and bonus are determined by the Compensation Committee substantially in accordance with the policies described above relating to all executives of the Company. In particular, the Compensation Committee considered, among other things, the following performance criteria in determining Mr. Champagne's 2001 base salary:
(1) return-on-assets and return-on-equity of the Company; (2) selection and management of staff; (3) development of regional business relationships; (4) effective management of budgets and asset growth; and (5) development of new opportunities for business expansion, including Compass Private Banking. The grant of a cash bonus to Mr. Champagne for fiscal 2001 reflects the Company's achievement of certain performance objectives as specified in the Bonus Plan.

     In December 2000, the Compensation Committee increased Mr. Champagne's salary for fiscal 2001. This salary increase reflected a review of both the Arthur Andersen study and the Sheehan Survey for chief executive officer salaries in the peer group, the continuing improvement in the performance of the Company and recognition of Mr. Champagne's achievement of certain strategic goals, including building an experienced management team, improving asset quality and developing a strategic plan for the Company. The Committee established Mr. Champagne's salary at a level that is comparable to that of other chief executive officers of similarly situated banks.

                                                   COMPENSATION COMMITTEE

                                                   Howard C. Dyer, Jr., Chairman
                                                   J. Louis LeBlanc
                                                   Frederic D. Legate
                                                   Reale J. Lemieux
                                                   Carl Ribeiro

Compensation Committee Interlocks and Insider Participation

     Messrs. Dyer, LeBlanc, Legate, Lemieux and Ribeiro served as members of the Compensation Committee during fiscal 2001. No person serving on the Compensation Committee or on the Board of Directors of the Company is an executive officer of another entity for which an executive officer of the Company or the Bank serves on the Board of Directors or on that entity's Compensation Committee.

Report of the Audit Committee

     The Audit Committee has reviewed and discussed the audited financial statements of the Company contained in the 2001 Annual Report on SEC Form 10-K with the Company's management and Arthur Andersen LLP, the Company's independent auditors. The Audit Committee has also discussed the matters required by Statement on Auditing Standards No. 61, "Communications with Audit Committees," with Arthur Andersen LLP. SAS 61 includes, among other things, the methods used to account for any significant non-routine transactions and the effect of significant accounting policies. The Audit Committee has received the written report, disclosure and letter from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and has discussed with the independent auditors their independence.

     Based on the review and discussions above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on SEC Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission. Also, the Board of Directors has determined that the members of the Audit Committee are independent under the rules of Nasdaq, the listing standards applicable to the Company. The Audit Committee operates under a written charter, approved by the Board, a copy of which is included as Appendix A to this Proxy Statement.

                                                   AUDIT COMMITTEE


                                                   David P. Cameron, Chairman
                                                   Mary F. Hebditch
                                                   Thornton P. Klaren, Jr.
                                                   Carl Ribeiro
                                                   Gerald H. Silvia
                                                   Philip W. Read

                                PERFORMANCE GRAPH

     The following graph compares the performance of the Common Stock of the Company (assuming reinvestment of dividends) with the total return for the S&P 500 Index and the SNL Securities $1 billion to $5 billion Thrift Index. The calculation of total cumulative return assumes a $100 investment was made at market close on November 20, 1998, the date of the Company's initial public offering.

                      [GRAPHIC-CHART-PLOTTED POINTS BELOW]



                                         ---------------------------------------------------
Index                                       11/20/98  12/31/98  12/31/99  12/31/00  12/31/01
--------------------------------------------------------------------------------------------
Seacoast Financial Services Corporation      100.00     99.39     99.65    120.52    176.37
S&P 500                                      100.00    105.78    128.04    116.38    102.55
SNL $1B-$5B Thrift Index                     100.00    100.62     90.10    108.91    155.27




     There can be no assurance that stock performance will continue into the future with the same or similar trends to those depicted in the graph above. Data for the chart was provided to the Company by SNL Securities and is believed to be reliable, but neither the accuracy nor the completeness of the information is guaranteed by the Company.

Employment and Change in Control Agreements

     The Company and Compass Bank have entered into employment agreements with Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham. The agreements provide for an annual base salary, subject to increase (which increased amount becomes a floor below which the officer's base salary may not fall during the term of the agreement), and certain benefits. The current base salary of each of Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham is $395,018, $218,710, $173,957, $172,586 and $144,550, respectively.

     The initial term of each agreement is two years (in the case of Mr. Champagne, three years), with the term automatically extended by one day for each day that the officer is employed by Compass Bank (and the Company, in the case of Mr. Champagne).

     In the event the officer's employment is terminated for other than "cause" or by the officer for "good reason", each as defined in the agreement, the officer will be entitled to receive a lump sum severance benefit equal to two times (in the case of Mr. Champagne, three times) the sum of the officer's annual base salary and the highest annual bonus paid to the officer in the three fiscal years preceding the termination, plus certain other benefits.

     The Company and Compass Bank have also entered into change in control agreements with Messrs. Champagne, Short, Kelleher and Mascianica and Ms. Burnham. The change in control agreements provide for a lump sum severance payment equal to approximately three times the officer's "base amount" (as such term is defined in Section 280G(b)(3) of the Internal Revenue Code) and certain other benefits if, within three years of a "Change in Control" (as defined in agreements) of the Company or Compass Bank, the officer's employment is terminated (for any reason other than death or "cause") or if the officer terminates his or her employment following: (i) a significant change in the nature or scope of the officer's responsibilities, authorities, powers, functions or duties; (ii) a determination by the officer that, as a result of a Change in Control, the officer is unable to exercise the responsibilities, authorities, powers, functions or duties exercised by the officer immediately prior to the Change in Control; (iii) a reduction in the officer's annual base salary; (iv) a significant relocation of the offices of the Company or Compass Bank; (v) a failure of either the Company or Compass Bank to pay any portion of compensation due to the officer; (vi) the termination of or a material reduction in the officer's benefits; or (vii) a failure of the Company or Compass Bank to obtain a satisfactory agreement from any successor to assume and agree to perform the officer's Change in Control Agreement.

     Officers may elect to receive termination benefits under either their employment agreement or their change in control agreement, but not both.

     The Company has also entered into Change in Control Agreements with certain other officers that are substantially similar to the foregoing, except that the benefit is equal to two (rather than three) times the "base amount" and is payable only if employment terminates within one year after the Change in Control.

Executive Salary Continuation Agreements

     Compass Bank has entered into a salary continuation agreement with four of the Company's executive officers: Messrs. Champagne, Short, Kelleher and Mascianica. The agreements provide each officer with an annual supplemental retirement benefit in an amount equal to 25% of the average of the three highest years of compensation (including salary and bonuses) paid to the officer in the ten years of employment immediately preceding the officer's retirement. The benefit is payable monthly, for a period of 15 years, commencing on the first day of the month next following the officer's retirement. A reduced benefit is payable if the officer retires prior to the age of 65, but after age 55. If the officer dies while employed by Compass Bank, an annual benefit will be paid, in monthly installments, to the officer's beneficiary for a period of 15 years in an annual amount equal to 25% of the officer's salary on the date of his death. If the officer's employment with Compass Bank is terminated prior to the age of 55 other than for cause, the officer is entitled to a benefit equal to 5% of the benefit he would have received upon retirement at age 65, multiplied by the number of years of service between the age of 35 and termination of employment. The agreements are funded by life insurance policies, of which Compass Bank is the owner and beneficiary, held in a "rabbi" trust.

     Compass Bank has agreed to calculate each year the additional amount that would need to be accrued in order to result in the executive annually receiving 70% of the average of the three highest years of compensation paid to the officer in the ten years of employment immediately preceding the officer's retirement from a combination of an actuarial benefit calculated from the distribution resulting from the termination of Compass Bank's defined benefit plan, executive salary continuation agreement, the Bank's contribution to the executive's 401(k) plan, the ESOP, social security and any supplemental funding. This amount, if any, is added to the executive's account under Compass Bank's deferred compensation plan.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information as of March 25, 2002 regarding each Director of the Company, each executive officer named in the Summary Compensation Table, all Directors and executive officers of the Company as a group and each person known by the Company to own beneficially more than 5% of the Company's common stock.

                                                    Amount and Nature of        Percent of
                      Name                        Beneficial Ownership(1)        Class (2)
----------------------------------------          -----------------------        ---------
Westport Asset Management, Inc.                         1,323,725 (3)                5.5
   Westport Advisers LLC
   253 Riverside Avenue
   Westport, Connecticut  06880
Perkins, Wolf, McDonnell & Company                      2,900,200 (4)               12.0
   310 S. Michigan Ave., Suite 2600
   Chicago, Illinois  60604
Carolyn A. Burnham                                         71,482 (5)                *
David P. Cameron                                           24,400 (6)                *
Kevin G. Champagne                                        249,474 (7)                1.0
Howard C. Dyer, Jr.                                        26,900 (8)                *
Mary F. Hebditch                                           43,260 (9)                *
Glen F. Johnson                                            36,400 (10)               *
John D. Kelleher                                           90,119 (11)               *
Thornton P. Klaren, Jr.                                    23,145 (12)               *
J. Louis LeBlanc                                           32,800 (13)               *
Frederic D. Legate                                        186,749 (14)               *
Reale J. Lemieux                                           34,927 (15)               *
Francis S. Mascianica, Jr.                                 71,410 (16)               *
A. William Munro                                          106,400 (17)               *
Philip W. Read                                              1,505 (18)               *
Carl Ribeiro                                               44,400 (19)               *
Arthur W. Short                                            78,910 (20)               *
Joseph H. Silverstein                                      26,400 (21)               *
Gerald H. Silvia                                           30,036 (22)               *
Directors and executive officers as a group             1,362,192 (23)               5.62
(24 persons)

_______________

*    Less than 1%

(1) Except as otherwise noted, all persons have sole voting and investment power over their shares.

(2) Calculated based on outstanding shares of Common Stock on March 25, 2002 of 24,238,886.

(3)  The Company has received a copy of a report on Schedule 13G  (Amendment No.
     2) dated February 15, 2002, which states that the Reporting Person has sole voting and dispositive power with respect to 239,425 shares of Common Stock, shared voting power with respect to 890,000 shares of Common Stock and shared dispositive power with respect to 1,084,300 shares of Common Stock. The report states that the shares are held of record by clients of Westport Asset Management, Inc., which acts as an investment adviser. Westport Asset Management, Inc. owns 50% of Westport Advisers LLC.

(4)  The Company has received a copy of a report on Schedule 13G  (Amendment No.
     1) dated February 26, 2002, which states that the Reporting Person has shared voting and dispositive power with respect to all of these shares. The Company has received a copy of a report on Schedule 13G dated February 12, 2002 filed by Berger Small Cap Value Fund, which states that Perkins, Wolf, McDonnell & Company is the sub investment advisor delegated with investment and voting authority with respect to the 2,000,000 shares reported by Berger Small Cap Value Fund in its report on Schedule 13G. The Company has been advised that the shares reported by Berger Small Cap Value Fund are included in the shares reported by Perkins, Wolf, McDonnell & Company.

(5) Includes 6,291 shares held by 401(k) plan, 1,641 shares held by the ESOP as to which Ms. Burnham has the power to direct voting and 31,000 shares which Ms. Burnham has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(6) Includes 8,400 shares which Mr. Cameron has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(7) Includes 2,700 shares owned by spouse, 18,431 shares held by executive deferred compensation plan, 7,824 shares held by 401(k) plan, 50 shares held as custodian for daughter, 1,979 shares held by the ESOP as to which Mr. Champagne has the power to direct voting and 104,000 shares which Mr. Champagne has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(8) Includes 10,400 shares which Mr. Dyer has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(9) Includes 4,469 shares held in IRA and 8,400 shares which Ms. Hebditch has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(10) Includes 10,400 which Mr. Johnson has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(11) Includes 500 shares held as custodian for son, 930 shares held in spouse's IRA, 1,919 shares held by the ESOP as to which Mr. Kelleher has the power to direct voting and 36,000 shares which Mr. Kelleher has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(12) Includes 2,878 shares owned by spouse, 250 shares owned by daughter and 8,400 shares which Mr. Klaren has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(13) Includes 7,400 shares held by IRA, 3,000 shares held by spouse, 1,000 shares held in spouse's IRA and 10,400 shares which Mr. LeBlanc has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(14) Includes 31,925 shares owned by spouse and 10,400 shares which Mr. Legate has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(15) Includes 3,417 shares held by IRA, 3,216 held in spouse's IRA, 5,500 held by spouse and 8,400 shares which Mr. Lemieux has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(16) Includes 4,615 shares held by 401(k) plan, 1,500 shares jointly held with family members, 1,695 shares held by the ESOP as to which Mr. Mascianica has the power to direct voting and 31,000 shares which Mr. Mascianica has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(17) Includes 75,000 shares held jointly with his spouse in an IRA and 6,400 shares which Mr. Munro has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(18) Includes 500 shares which Mr. Read has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(19) Includes 6,000 shares held by spouse and 8,400 shares which Mr. Ribeiro has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(20) Includes 1,136 shares held by 401(k) plan, 3,795 shares held by executive deferred compensation plan, 1,979 shares held by the ESOP as to which Mr. Short has the power to direct voting and 36,000 shares which Mr. Short has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(21) Includes 10,400 shares which Mr. Silverstein has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(22) Includes 6,200 shares held by spouse and 8,400 shares which Mr. Silvia has the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

(23) Includes 15,587 shares held by the ESOP as to which all executive officers have the power to direct voting and 434,550 shares which all executive officers and directors have the right to acquire within 60 days of March 25, 2002 under options granted pursuant to the Company's 1999 Stock Incentive Plan.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     During 2001, the Company was subject to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires the Company's officers and Directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, Directors and greater-than-10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of Forms 3, 4 and 5 furnished to the Company during and with respect to 2001, or written representations that no Forms 5 were required, the Company believes that all Section 16(a) filing requirements applicable to the Company's officers, Directors and greater-than-10% beneficial owners were complied with during 2001, except that Gerald Silvia did not timely file a Form 4 to report the sale of 1,000 shares of Common Stock on June 5, 2001.

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     Some of the Directors and executive officers, as well as members of their immediate families and companies, organizations, trusts and other entities with which they are associated are, or during 2001 were, customers of the Banks in the ordinary course of business or had loans outstanding from the Banks during 2001, including loans of $60,000 or more. It is anticipated that such persons and their associates will continue to be customers of and indebted to the Banks in the future. All such loans were made in the ordinary course of business, did not involve more than the normal risk of collectibility or present other unfavorable features and were made on substantially the same terms, including interest rates and collateral, as prevailed at the time for comparable transactions with other persons. The Banks do not make loans to executive officers of the Company.

                         INFORMATION CONCERNING AUDITORS

     Arthur Andersen LLP served as the independent public accountants for the Company for the year ending December 31, 2001. No firm of independent public accountants has been selected for 2002. The Company was advised by Arthur Andersen LLP that neither the firm nor any of their associates have any relationship with the Corporation or any affiliate of the Corporation. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     Audit Fees

     Arthur Andersen LLP billed the Company an aggregate of $218,650 in fees for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on SEC Form 10-Q for that fiscal year.

     Financial Information Systems Design And Implementation Fees

     Arthur Andersen LLP did not render any professional services to the Company in connection with the design or implementation of financial information systems during the year ended December 31, 2001.

     All Other Fees

     Arthur Andersen LLP billed the Company an aggregate of $229,595 for other services rendered to the Company during the fiscal year ended December 31, 2001, including $144,048 for tax consulting and $59,109 for audit related services.

     The Audit Committee has discussed the independence of Arthur Andersen LLP and considered whether the provision of non-audit services by Arthur Andersen LLP is compatible with maintaining auditor independence, and has satisfied itself as to Arthur Andersen LLP's independence.

                                  SOLICITATION

     Brokers,  banks and other  nominees  will be reimbursed  for  out-of-pocket expenses and other reasonable clerical expenses incurred in obtaining instructions from beneficial owners of Common Stock. In addition to the solicitation by mail, solicitations of proxies may be made personally or by telephone by Directors, officers and certain employees of the Company.

          DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

     Certain stockholders whose shares are held in the name of a broker, bank or other nominee and who share a single address may receive only one copy of this Proxy Statement and the Company's 2001 Annual Report, in accordance with a notice delivered earlier this year by their bank, broker or other holder of record, unless the applicable bank, broker or other holder of record received contrary instructions. This practice, known as "householding," is designed to reduce printing and postage costs. Stockholders owning their shares through a bank, broker or other holder of record who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of this Proxy Statement or the Company's 2001 Annual Report, by contacting their record holder. Any householded stockholder who wishes to either discontinue or commence householding, or who would like to request prompt delivery of a copy of this Proxy Statement or the Company's 2001 Annual Report, may also do so by contacting us at (800) 322-9313 or by writing to us at Investor Relations, One Compass Place, New Bedford, Massachusetts 02741. If you are requesting to discontinue or commence householding, you must provide your name, the name of your broker, bank or other record holder, and your account information.

                       SUBMISSION OF STOCKHOLDER PROPOSALS
                             FOR 2003 ANNUAL MEETING

     In order to be included in proxy materials for the 2003 annual meeting of stockholders or special meeting in lieu thereof, qualifying stockholder proposals must be delivered to the Company at its principal executive offices on or after December 13, 2002. Any such proposal should be mailed to: Clerk, Seacoast Financial Services Corporation, P.O. Box 2101, New Bedford, Massachusetts 02741. If the date of the next annual meeting is subsequently changed by more than 30 calendar days from the date of this year's Annual Meeting, the Company will, in a timely manner, inform its stockholders of such change and the date by which proposals of stockholders must be received.

     In addition, Section 3 of Article II of the Company's By-laws requires that a stockholder who wishes to propose an item of business for consideration at the annual meeting must provide notice of such item of business to the Company at its principal executive offices not less than 60 days nor more than 150 days before the date for such meeting. For next year's scheduled annual meeting, the deadline for submission of notice is March 16, 2003. Section 3 of Article III of the By-laws imposes the same deadline on the nomination by a stockholder of a candidate for election to the Board of Directors. Any proposal or nomination submitted after March 16, 2003 will be untimely. The By-laws contain a number of other substantive and procedural requirements which should be reviewed by any interested stockholder. A copy of the Company's By-laws will be provided to any stockholder of the Company at no cost upon written request to the Clerk of the Company.

                                  MISCELLANEOUS

     The Board was not aware, a reasonable time before mailing this Proxy Statement to stockholders, of any business that may properly be presented at the Annual Meeting, other than the matters specifically listed in the Notice of Annual Meeting of Stockholders. However, if any further business is properly presented, the persons present will have discretionary authority to vote the shares they own or represent by proxy in accordance with applicable rules.

                                   Appendix A

                     SEACOAST FINANCIAL SERVICES CORPORATION

                             AUDIT COMMITTEE CHARTER



     I.   General Statement of Purpose

     The Audit Committee of the Board of Directors (the "Audit Committee") of Seacoast Financial Services Corporation (the "Company") assists the Board of Directors in general oversight and monitoring of management's and the independent auditor's participation in the Company's financial reporting process, reviewing management's systems of internal control and the Company's procedures for compliance with legal and regulatory requirements. The primary objective of the Audit Committee in exercising its oversight function is to promote and preserve the integrity of the Company's financial statements and financial reporting process as well as the independence of the Company's external independent auditor. Also, it is the responsibility of the Audit Committee to provide an open avenue of communication between the Board of Directors, management, internal auditors and the independent auditors.

     II.  Audit Committee Composition

     The Audit Committee shall consist of at least three members who shall be appointed annually by the Board of Directors and shall satisfy the qualification requirements set forth in Rule 4310 of the Marketplace Rules of the National Association of Securities Dealers, Inc. (or any successor rule). The Board of Directors shall designate one member of the Audit Committee to be Chairman of the committee.

     III. Meetings

     The Audit Committee generally is to meet five times per year in person or by telephone conference call, with any such additional meetings as may be deemed necessary by the Audit Committee. The minutes of the Audit Committee meetings shall be available to the full Board of Directors.

     IV.  Audit Committee Activities

     In meeting its responsibilities, the Committee shall:

     A)   GENERAL

          o Have the power to conduct or authorize investigations into any matters within the Company's scope of responsibilities. The Committee shall have unrestricted access to members of management and relevant information. The Committee shall be empowered to retain independent counsel, accountants and others to assist in the conduct of any investigation.

          o Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

          o Meet at least annually with the independent auditors, the internal auditors and management in separate sessions to discuss any matters that the Committee believes should be discussed privately with the Audit Committee.

          o Provide for inclusion in the Company's proxy statement or other SEC filings any report from the Audit Committee required by the applicable laws and regulations and stating, among other things, whether the Audit Committee has:

               >> Reviewed and discussed the annual audited consolidated financial statements with management.

               >> Discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61.

               >> Received disclosures from the outside auditors regarding their independence as required by Independence Standards Board Standard No. 1 and discussed with them their independence.

               >> Recommend to the Board of Directors that the audited consolidated financial statements be included in the Company 's Annual Report on Form 10-K.

     B)   INTERNAL CONTROLS AND RISK ASSESSMENT

          o Review and evaluate the effectiveness of the Company's process for assessing significant risks or exposures and the steps management has taken to monitor and control such risks to the Company.

          o Consider and review with management, internal auditors and the independent auditors:

               >> The effectiveness of or weaknesses in the Company's internal controls, including the status and adequacy of information systems and security.

               >> Any related significant findings and recommendations of the independent auditors and the internal auditors, together with management's responses, including the timetable for implementation of recommendations to correct weaknesses in internal controls.

          o Instruct the independent auditors to communicate directly to the Audit Committee any serious difficulties or disputes with management. The independent auditors are ultimately responsible to the Board of Directors and Audit Committee of the Company.

     C)   INTERNAL AUDIT

          o    Review annually and update the Company's Audit Policy.

          o Review and evaluate the internal audit function of the Company including the independence, the annual audit plan and the effectiveness of the internal audit process in the assessment of risks.

          o    Review the appointment and replacement of the Internal Auditor.

          o    Consider and review with the internal auditors:

               >> Significant findings and management's responses, including the timetable for implementation to correct weaknesses.

               >> Any difficulties encountered in the course of an audit such as restrictions on the scope of their work or access to information.

               >> Any changes required in the planned scope of the overall audit plan.

     D)   COMPLIANCE WITH LAWS AND REGULATIONS

          o Ascertain whether the Company has an effective process for determining risks and exposures from asserted and unasserted litigation and claims from noncompliance with laws and regulations.

          o Review with the Company's general counsel and other professional advisors, when deemed necessary, any legal, tax or regulatory matters that may have a material impact on the Company's operations and financial statements.

     E)   FINANCIAL REPORTING

          o Review with financial management and the independent auditors the Company's quarterly consolidated financial statements prior to the filing of its Form 10-Q.

          o    Discuss with the  independent  auditors their judgments about the
               quality  and   appropriateness   of  the   Company's   accounting
               principles as applied in its financial reporting.

          o Based on its review and discussions, advise management whether anything has come to the Audit Committee's attention that causes it to believe that the audited consolidated financial statements included in the Company's Form 10-K contain an untrue statement of material facts or omit to state a necessary material fact.

          o Review with management and the independent auditors at the completion of the annual audit:

               >> The annual consolidated financial statements and related footnotes.

               >>   The  independent   auditors'   audit  of  the   consolidated
                    financial statements and their report.

               >>   Any   significant   changes   required  in  the  independent
                    auditors' overall audit plan.

               >> Any difficulties or disputes with management encountered during the audit.

               >>   The Company's accounting principles.

               >>   Other   matters   related   to  conduct   which   should  be
                    communicated to the Audit Committee under generally accepted auditing standards.

     F)   INDEPENDENT AUDITORS

          o Recommend to the Board of Directors the independent auditors to be engaged, approve the fees of the independent auditors, and review and approve the discharge of the independent auditors.

          o Review the scope and approach of the annual audit with the independent auditors.

          o Review the independent auditors' process for identifying and responding to key audit and internal control risks.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Nor is it the duty of the Audit Committee to conduct investigations, resolve disagreements, if any, between management and the independent auditors or assure compliance with laws and regulations.

[X]  PLEASE MARK VOTES
     AS IN THIS EXAMPLE

                                 REVOCABLE PROXY
                    SEACOAST FINANCIAL SERVICES CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                         Annual Meeting of Stockholders
                                  May 16, 2002

     The undersigned hereby appoints Kevin G. Champagne and Arthur W. Short and each or either of them, as proxies, with full power of substitution to each and to each substitute appointed pursuant to such power, of the undersigned to vote all shares of stock of Seacoast Financial Services Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting") of the Company to be held on Thursday, May 16, 2002, and at any and all adjournments thereof, with all powers the undersigned would possess if personally present. The proxies are authorized to vote as indicated hereon upon the matters set forth herein and in their discretion upon all other matters which may properly come before said Meeting. The undersigned hereby acknowledges receipt of a copy of the accompanying Notice and Proxy Statement for the Annual Meeting of Stockholders and hereby revokes any proxy or proxies, if any, heretofore given by him to others for said Meeting.


 1.Election of Directors:



   Kevin G. Champagne, Mary F. Hebditch, Philip W.Read,
   Carl Ribeiro and Gerald H. Silvia

                                With-           For All
                For             hold            Except
                [_]              [_]              [_]

--------------------------------------------------------------------------------

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.




     If this proxy is properly executed and returned, the shares represented hereby will be voted. If a choice isspecified above by the stockholder with respect to any matter to beacted upon, the shares will be voted upon that matter in accordance with the specification so made.
IN THE ABSENCE OF ANY SPECIFICATION, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

     Please sign exactly as your name appears on this card. Joint owners should sign. When signing as attorney,administrator, trustee, guardian or custodian for a minor, please give fulltitle as such. If a corporation, please sign full corporate name andindicate the signer's office. If a partner, sign in partnership name.

          Please be sure to sign and date this Proxy in the box below.

               __________________________________________________
                                      Date

               __________________________________________________
                             Stockholder sign above

               __________________________________________________
                          Co-holder (if any) sign above

 => Detach above card, sign, date and mail in postage paid envelope provided.=>

                    SEACOAST FINANCIAL SERVICES CORPORATION

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                              PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

__________________________________________________

__________________________________________________

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